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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the following Registration Statements of Veeco Instruments Inc. and Subsidiaries (the "Company"):

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  the Registration Statement (Form S-8 No. 33-87394) pertaining to the Veeco Instruments Inc. Amended and Restated 1992 Employees' Stock Option Plan and the Veeco Instruments Inc. 1994 Stock Option Plan for Outside Directors;

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  the Registration Statement (Form S-8 No. 33-95424) pertaining to the Veeco Instruments Inc. Amended and Restated 1992 Employees' Stock Option Plan;

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  the Registration Statement (Form S-8 No. 333-08981) pertaining to the Veeco Instruments Inc. Amended and Restated 1992 Employees' Stock Option Plan and the Amended and Restated Veeco Instruments Inc. 1994 Stock Option Plan for Outside Directors;

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  the Registration Statement (Form S-8 No. 333-35009) pertaining to the Amended and Restated Veeco Instruments Inc. 1994 Stock Option Plan for Outside Directors;

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  the Registration Statement (Form S-8 No. 333-36348) pertaining to the CVC, Inc. 1999 Non-Employee Directors' Stock Option Plan and the CVC, Inc. Amended and Restated 1997 Stock Option Plan;

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  the Registration Statement (Form S-8 No. 333-39156) pertaining to the Veeco Instruments Inc. 2000 Stock Option Plan;

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  the Registration Statement (Form S-8 No. 333-49476) pertaining to the Veeco Instruments Inc. 2000 Stock Option Plan for Non-Officer Employees;

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  the Registration Statement (Form S-8 No. 333-66574) pertaining to amendments to the Veeco Instruments Inc. 2000 Stock Option Plan and to the Veeco Instruments Inc. 2000 Stock Option Plan for Non-Officer Employees;

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  the Registration Statement (Form S-8 No. 333-69554) pertaining to the Applied Epi, Inc. 1993 Stock Option Plan, the Applied Epi, Inc. 2000 Stock Option Plan and certain Non-Qualified Restricted Stock Option Agreements between Applied Epi and Certain Employees and Former Employees of Applied Epi;

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  the Registration Statement (Form S-8 No. 333-79469) pertaining to the Veeco Instruments Inc. Amended and Restated 1992 Employees' Stock Option Plan and the Veeco Instruments Inc. 1994 Stock Option Plan for Outside Directors;

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  the Registration Statement (Form S-8 No. 333-88946) pertaining to the offer and sale of 2,200,000 shares of common stock under the 2000 Stock Option Plan;

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  the Registration Statement (Form S-8 No. 333-107845) pertaining to the offer and sale of 630,000 shares of common stock under the 2000 Stock Option Plan;

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  the Registration Statement (Form S-8 No. 333-127235) pertaining to the offer and sale of 2,000,000 shares of common stock under the 2000 Stock Incentive Plan;

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  the Registration Statement (Form S-8 No. 333-127240) pertaining to the offer and sale of 1,500,000 shares of common stock under the 2000 Stock Incentive Plan; and

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  the Registration Statement (Form S-3 No. 333-162669) pertaining to automatic shelf registration of Veeco common stock of our reports dated February 24, 2010, with respect to the consolidated financial statements and schedule of the Company and the effectiveness of internal control over financial reporting of the Company included in this Annual Report (Form 10-K) of the Company for the year ended December 31, 2009.

/s/ ERNST & YOUNG LLP

New York, New York
February 24, 2010

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm